Exhibit 10.1

[***] = CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL, (II) IS THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND (III) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SIDE LETER

THIS SIDE LETTER (the “Agreement”), dated as of December 19, 2024 (the “Effective Date”), is entered into by and among FIBROBIOLOGICS, INC. (successor to FIBROBIOLOGICS LLC), a Delaware corporation (the “Company”), GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (“GEM Global”), and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas (“GYBL”, and together with GEM Global, “GEM”).

Reference is made to the Share Purchase Agreement dated as of November 12, 2021, (the “SPA”) by and among the Company and GEM and the Warrant to Purchase Common Shares issued on February 15, 2024 to GYBL pursuant to the SPA (the “Warrant”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the SPA.

For good and valuable consideration, the sufficiency of which is hereby confirmed, each of the Parties, severally, and not jointly, acknowledges and agrees that:

a.	This Agreement constitutes a Draw Down Notice (the “Final Notice”) under the SPA for a Draw Down Amount Requested of 1,152,074 shares of Common Shares (the “Closing Shares”) to be issued to GEM at a fixed Purchase Price of $2.17 per share, without the need for a Pricing Period or a Threshold Price. The Settlement Date applicable to the Final Notice is the Effective Date.

b.	This Agreement concurrently constitutes a Closing Notice pursuant to which GEM accepts the Final Notice for the full amount of the Commitment Shares at an aggregate Purchase Price of $2,500,000.58 (the “Final Payment”).

c.	In satisfaction of the Final Payment:

i.	GEM hereby waives the remaining balance of the Commitment Fee as of the Effective Date owed to GEM under Section 5.12 of the SPA for an aggregate amount of $1.5 million, and Company accepts GEM’s waiver of the remaining balance of the Commitment Fee as of the Effective Date owed to GEM under Section 5.12 of the SPA for an aggregate amount of $1.5 million; and
ii.	GEM hereby agrees and acknowledges that, as of the Effective Date, the Warrant is terminated in full and rendered null and void, and all past, current, or future obligations of the Parties under the Warrant are extinguished.

d.	GEM will return any original of the Warrant it possesses for cancellation by the Company within ten business days of the Effective Date. GEM acknowledges and agrees that as of the Effective Date, it has no surviving right, title or interest in or to the Warrant, any shares purchasable thereunder or any other option, warrant, right or interest to acquire any securities of the Company. GEM represents and warrants that (a) it has not exercised or purported to exercise the Warrant in whole or in part to purchase any shares of the Company’s common stock, and (b) it is the sole owner and holder of the Warrant, and has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of (or attempted any of the foregoing with respect to) the Warrant or any shares purchasable thereunder.

e.	On the date Company transfers the Closing Shares to GEM, all rights, duties or obligations of the Company and GEM under the SPA have been satisfied, the SPA is terminated with immediate effect, and none of the Parties will have any further rights, duties or obligations thereunder or hereunder.

f.	The Company may file a post-effective amendment to its registration statement on Form S-1 (File No. 333-280303) registering the resale of shares issued to GEM under the SPA (the “GEM SPA S-1”) to reduce the number of shares registered to only those actually issued pursuant to the SPA, including the Closing Shares, prior to its termination.

g.	The Company may file a post-effective amendment to its registration statement on Form S-1 (File No. 333-277019) registering the resale of certain shares issued to GEM under the SPA and issuable to GEM under the Warrant in order to withdraw such registration.

h.	[***].

i.	[***].

j.	GEM consents to the Final Notice and the delivery of Closing Shares notwithstanding any volume, beneficial ownership or other limitations set forth in the SPA and Warrant and GEM agrees it is responsible for any Exchange Act filings GEM becomes obligated to make as a result of this Agreement, the Final Notice, or the purchase and delivery of the Closing Shares.

k.	GEM will notify Company once it has sold its Registrable Securities to allow Company to withdraw the GEM SPA S-1.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISIDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Agreement may not be modified, amended, or supplemented, and no provision of this Agreement may be waived, without the prior written consent of each of the Parties.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including in “.pdf” format or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first written above.

FIBROBIOLOGICS, INC.

By:	/s/ Robert Hoffman
Name:	Robert Hoffman
Title:	Chief Financial Officer

GEM GLOBAL YIELD LLC SCS

By:	/s/ Chris Brown
Name:	Chris Brown
Title:	Manager

GEM YIELD BAHAMAS LIMITED

By:	/s/ Chris Brown
Name:	Chris Brown
Title:	Manager